                                                                    EXHIBIT 99.8
                                                                    ------------

                              INTIMATE BRANDS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                 (IN THOUSANDS)


                                                                 January 29, 2000             January 30, 1999
                                                                 ----------------             ----------------
ASSETS                                                             (Unaudited)                   (Unaudited)

Current Assets
  Cash and Equivalents                                              $   76,373                  $  387,774
  Accounts Receivable                                                   18,135                      15,627
  Inventories                                                          583,469                     479,896
  Other                                                                 93,935                      82,639
                                                                    ----------                  ----------

Total Current Assets                                                   771,912                     965,936

Property and Equipment, Net                                            449,043                     398,469

Other Assets                                                           124,036                      83,672
                                                                    ----------                  ----------

TOTAL ASSETS                                                        $1,344,991                  $1,448,077
                                                                    ==========                  ==========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                                  $  102,446                  $   93,764
  Current Portion of Long-Term Debt                                    150,000                     100,000
  Accrued Expenses                                                     276,877                     258,821
  Intercompany Payable                                                  23,741                       5,860
  Income Taxes                                                         128,845                     114,623
                                                                    ----------                  ----------

Total Current Liabilities                                              681,909                     573,068

Long-Term Debt                                                         100,000                     250,000

Deferred Income Taxes                                                      816                       2,251

Other Long-Term Liabilities                                             17,535                      14,015

Total Shareholders' Equity                                             544,731                     608,743
                                                                    ----------                  ----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                              $1,344,991                  $1,448,077
                                                                    ==========                  ==========

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         For Further Information Contact:     Debbie Mitchell     (614) 415-7546